Exhibit 99.1

For immediate release
NASDAQ Stock Market:    MCBC

Macatawa Bank Corporation Reports
Third Quarter 2015 Results

Holland, Michigan, (October 22, 2015) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the third quarter of 2015, reflecting continued improvement in financial performance.

●	Net income of $3.2 million in the third quarter 2015, up 16% from $2.8 million in the third quarter 2014
●	Strong growth in performing loans - up $62.4 million from the second quarter 2015 and $142.3 million, or 14%, from third quarter 2014
●	Third quarter revenue growth of $1.0 million, or 7%, compared to third quarter 2014 resulting primarily from increases in net interest income
●	Reduction in total non-interest expenses compared to the third quarter 2014
●	Past due loans only 0.25% of total loans at end of third quarter 2015, up slightly from second quarter 2015 and down significantly from 0.48% at end of third quarter 2014

Macatawa reported net income of $3.2 million, or $0.09 per diluted share, in the third quarter 2015 compared to $2.8 million, or $0.08 per diluted share, in the third quarter 2014.  For the first nine months of 2015, Macatawa reported net income of $9.3 million, or $0.27 per diluted share, compared to $8.2 million, or $0.24 per diluted share, for the same period in 2014.

"The Company’s operating performance continued to improve in the third quarter 2015 with 16 percent earnings improvement over the same period in 2014”, said Ronald L. Haan, President and CEO of the Company.  “We achieved revenue growth while containing total non-interest expense.  We had strong growth in our performing loans, increasing by 14% from a year ago.  This growth continued to improve our net interest income, which was up over $800,000 for the third quarter 2015 compared to the prior year.  Asset quality continues to be strong, with low quarter-end loan delinquencies and nonperforming loans.  Expenses associated with the administration and disposition of problem assets were down again, declining $628,000 from the third quarter 2014 and down nearly $1 million for the year to date period.”

Mr. Haan continued:  "Non-interest income categories also improved during the third quarter of 2015.  Mortgage banking, card services and trust and investment services revenues all increased compared to the third quarter of 2014.  We are pleased with the increase in virtually all of our revenue sources as this diverse growth fosters further stability in our earnings performance.”

Mr. Haan concluded:  "We continue to make excellent progress with strong momentum for continued growth and improved operating performance.  Our entire team remains focused on driving profitable growth as customer demand for both loan and deposit products remains strong.  Growing loans and deposits while decreasing expenses associated with the administration and disposition of problem assets puts us in a strong position to deliver even better operating performance going forward."

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Macatawa Bank Corporation 3Q Results / page 2 of 4

Operating Results
Net interest income for the third quarter 2015 totaled $11.1 million, an increase of $276,000 from the second quarter 2015 and an increase of $817,000 from the third quarter 2014.  Net interest margin was 2.92 percent, down 9 basis points from the second quarter 2015, and down 12 basis points from the third quarter 2014.

Average interest earning assets for the third quarter 2015 increased $72.5 million from the second quarter 2015 and were up $174.3 million from the third quarter 2014.

Non-interest income decreased $28,000 in the third quarter 2015 compared to the second quarter 2015 and increased $181,000 from the third quarter 2014.  The increase from the third quarter 2014 was primarily due to increases in gains on sales of mortgage loans as the market for this activity rebounded in late 2014 with a drop in long term interest rates.  This continued into 2015.  The Bank originated $25.2 million in loans for sale in the third quarter 2015 compared to $28.0 million in loans for sale in the second quarter 2015 and $24.7 million in loans for sale in the third quarter 2014.  Trust and investment services fees were also up in the third quarter of 2015 due to growth in the Bank’s customer base and improved investment market conditions.

Non-interest expense was $11.3 million for the third quarter 2015, compared to $11.2 million for the second quarter 2015 and $11.4 million for the third quarter 2014.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which decreased $20,000 compared to the second quarter 2015 and decreased $628,000 compared to the third quarter 2014.  Salaries and benefits were up $64,000 compared to the second quarter 2015 and were up $348,000 compared to the third quarter 2014 due a higher level of variable and incentive based compensation and an increase in medical insurance expense resulting from a higher level of claims experienced in 2015.

Federal income tax expense was $1.4 million for the third quarter 2015 compared to $1.4 million for the second quarter 2015 and $1.2 million for the third quarter 2014.  The effective tax rate was stable at  30.4% for both the third quarter 2015 and the third quarter 2014.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, the reduction in historical loan loss ratios, net loan recoveries experienced in the third quarter 2015, and a reduction in specific reserves on impaired loans, a negative provision for loan losses of $250,000 was recorded in the third quarter 2015.  Net loan recoveries for the third quarter 2015 were $285,000, compared to second quarter 2015 net loan recoveries of $1,000 and third quarter 2014 net loan recoveries of $330,000.  The Bank has experienced net loan recoveries in four of the past five quarters, and in eight of the past ten quarters. Total loans past due on payments by 30 days or more amounted to $2.9 million at September 30, 2015, up 3 percent from $2.8 million at December 31, 2014 and down 42 percent from $5.1 million at September 30, 2014.  Delinquency as a percentage of total loans was 0.25 percent at September 30, 2015.

The allowance for loan losses of $18.2 million was 1.53 percent of total loans at September 30, 2015, compared to 1.70 percent of total loans at December 31, 2014, and 1.86 percent at September 30, 2014.    The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 432.61 percent as of September 30, 2015, compared to 225.04 percent at December 31, 2014, and 232.99 percent at September 30, 2014.

At September 30, 2015, the Company's nonperforming loans were $4.2 million, representing 0.35 percent of total loans.  This compares to $8.4 million (0.75 percent of total loans) at December 31, 2014 and $8.4 million (0.80 percent of total loans) at September 30, 2014.  Other real estate owned and repossessed assets were $25.7 million at September 30, 2015, compared to $28.3 million at December 31, 2014 and $28.8 million at September 30, 2014. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $7.3 million, or 19.7 percent, from September 30, 2014 to September 30, 2015.

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Macatawa Bank Corporation 3Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	September 30, 2015	June 30, 2015	March 31, 2015	December 1, 2014	September 30, 2014

Commercial Real Estate	$922	$1,188	$2,610	$2,023	$3,499
Commercial and Industrial	3,119	2,392	6,732	5,605	4,372
Total Commercial Loans	4,041	3,580	9,342	7,628	7,871
Residential Mortgage Loans	42	2	64	305	144
Consumer Loans	128	134	405	493	410
Total Non-Performing Loans	$4,211	$3,716	$9,811	$8,426	$8,425

Residential Developer Loans (a)	$369	$174	$213	$245	$2,245

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $29.9 million, or 1.80 percent of total assets, at September 30, 2015.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Non-Performing Loans	$4,211	$3,716	$9,811	$8,426	$8,425
Other Repossessed Assets	---	---	38	38	38
Other Real Estate Owned	25,671	26,303	27,038	28,242	28,763
Total Non-Performing Assets	$29,882	$30,019	$36,887	$36,706	$37,226

Balance Sheet, Liquidity and Capital
Total assets were $1.66 billion at September 30, 2015, an increase of $75.5 million from $1.58 billion at December 31, 2014 and an increase of $169.7 million from $1.49 billion at September 30, 2014.  Total loans were $1.19 billion at September 30, 2015, an increase of $74.4 million from $1.12 billion at December 31, 2014 and an increase of $138.1 million from $1.05 billion at September 30, 2014.

Commercial loans increased by $63.9 million from December 31, 2014 to September 30, 2015, along with an increase of $10.5 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans increased by $14.6 million and commercial and industrial loans increased by $49.3 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Construction and Development	$77,320	$77,363	$77,494	$81,296	$82,485
Other Commercial Real Estate	427,797	397,042	410,578	409,235	385,432
Commercial Loans Secured by Real Estate	505,117	474,405	488,072	490,531	467,917
Commercial and Industrial	376,966	350,202	341,530	327,674	285,833
Total Commercial Loans	$882,083	$824,607	$829,602	$818,205	$753,750

Residential Developer Loans (a)	$32,147	$29,741	$29,415	$29,804	$32,441

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

At September 30, 2015, total performing loans amounted to $1.19 billion, an increase of $62.4 million from June 30, 2015 and an increase of $78.6 million from December 31, 2014.

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Macatawa Bank Corporation 3Q Results / page 4 of 4

Total deposits were $1.37 billion at September 30, 2015, up $60.5 million from $1.31 billion at December 31, 2014 and were up $150.8 million, or 12.4%, from $1.22 billion at September 30, 2014.  The increase from September 30, 2014 was primarily related to increases in checking, savings and money market accounts, which grew by $188.6 million compared to the third quarter 2014, while higher costing time deposits were down $37.8 million in the same period.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's risk-based regulatory capital ratios decreased slightly in the first quarter 2015 due to asset growth and the impact of applying the new Basel III capital requirements, but increased again in the second quarter 2015.  These levels decreased slightly again in the third quarter 2015 as a result of loan growth during the quarter, but continue to be at levels comfortably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at September 30, 2015.

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products.  Macatawa Bank has been awarded for its exceptional commitment to service by readers of the Holland Sentinel as the “Best Bank on the Lakeshore” since 2002, and “Best Bank in Grand Rapids” by readers of Grand Rapids Magazine since 2009. The bank has also been recognized for the past four consecutive years as “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "believe," "may," “should,” "will," "continue," "improving," "additional," "focus," “forward,” "future," “efforts,” “strategy,” “momentum,” "positioned," and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future yield compression and future net interest margin. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2014.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended September 30		Nine Months Ended September 30
EARNINGS SUMMARY	2015	2014	2015	2014
Total interest income	$12,427	$11,674	$36,676	$35,172
Total interest expense	1,306	1,370	4,058	4,237
Net interest income	11,121	10,304	32,618	30,935
Provision for loan losses	(250)	(750)	(1,750)	(2,750)
Net interest income after provision for loan losses	11,371	11,054	34,368	33,685

NON-INTEREST INCOME
Deposit service charges	1,150	1,163	3,248	3,219
Net gains on mortgage loans	705	679	2,249	1,405
Trust fees	711	669	2,168	2,002
Other	1,918	1,792	5,626	5,255
Total non-interest income	4,484	4,303	13,291	11,881

NON-INTEREST EXPENSE
Salaries and benefits	6,158	5,810	18,474	17,177
Occupancy	948	897	2,823	2,837
Furniture and equipment	835	803	2,431	2,394
FDIC assessment	283	287	854	934
Administration and disposition of problem assets	233	861	1,313	2,218
Other	2,797	2,731	8,443	8,237
Total non-interest expense	11,254	11,389	34,338	33,797
Income before income tax	4,601	3,968	13,321	11,769
Income tax expense	1,400	1,206	4,065	3,614
Net income	$3,201	$2,762	$9,256	$8,155

Basic earnings per common share	$0.09	$0.08	$0.27	$0.24
Diluted earnings per common share	$0.09	$0.08	$0.27	$0.24
Return on average assets	0.77%	0.74%	0.77%	0.73%
Return on average equity	8.64%	7.94%	8.44%	7.94%
Net interest margin	2.92%	3.04%	3.00%	3.08%
Efficiency ratio	72.12%	77.97%	74.80%	78.94%

BALANCE SHEET DATA Assets		September 30 2015	December 31 2014	September 30 2014
Cash and due from banks		$23,468	$31,503	$24,731
Federal funds sold and other short-term investments		100,285	97,952	74,808
Interest-bearing time deposits in other financial institutions		20,000	20,000	20,000
Securities available for sale		161,515	161,874	162,101
Securities held to maturity		40,434	31,585	31,744
Federal Home Loan Bank Stock		11,558	11,238	11,236
Loans held for sale		2,895	2,347	905
Total loans		1,192,878	1,118,483	1,054,788
Less allowance for loan loss		18,217	18,962	19,629
Net loans		1,174,661	1,099,521	1,035,159
Premises and equipment, net		51,725	52,894	53,292
Bank-owned life insurance		28,697	28,195	28,021
Other real estate owned		25,671	28,242	28,763
Other assets		18,430	18,495	18,904

Total Assets		$1,659,339	$1,583,846	$1,489,664

Liabilities and Shareholders' Equity
Noninterest-bearing deposits		$442,316	$404,143	$385,182
Interest-bearing deposits		924,533	902,182	830,907
Total deposits		1,366,849	1,306,325	1,216,089
Other borrowed funds		96,169	88,107	88,107
Long-term debt		41,238	41,238	41,238
Other liabilities		5,350	5,657	3,761
Total Liabilities		1,509,606	1,441,327	1,349,195

Shareholders' equity		149,733	142,519	140,469

Total Liabilities and Shareholders' Equity		$1,659,339	$1,583,846	$1,489,664

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)
	Quarterly							Year to Date

	3rd Qtr 2015	2nd Qtr 2015	1st Qtr 2015	4th Qtr 2014		3rd Qtr 2014		2015	2014
EARNINGS SUMMARY
Net interest income	$11,121	$10,845	$10,652	$10,457		$10,304		$32,618	$30,935
Provision for loan losses	(250)	(500)	(1,000)	(600)		(750)		(1,750)	(2,750)
Total non-interest income	4,484	4,512	4,295	4,333		4,303		13,291	11,881
Total non-interest expense	11,254	11,222	11,862	12,113		11,389		34,338	33,797
Federal income tax expense	1,400	1,420	1,245	960		1,206		4,065	3,614
Net income	$3,201	$3,215	$2,840	$2,317		$2,762		$9,256	$8,155

Basic earnings per common share	$0.09	$0.09	$0.08	$0.07		$0.08		$0.27	$0.24
Diluted earnings per common share	$0.09	$0.09	$0.08	$0.07		$0.08		$0.27	$0.24

MARKET DATA
Book value per common share	$4.42	$4.34	$4.30	$4.21		$4.15		$4.42	$4.15
Tangible book value per common share	$4.42	$4.34	$4.30	$4.21		$4.15		$4.42	$4.15
Market value per common share	$5.18	$5.30	$5.35	$5.44		$4.80		$5.18	$4.80
Average basic common shares	33,866,789	33,866,789	33,866,789	33,837,334		33,795,384		33,866,789	33,791,470
Average diluted common shares	33,866,789	33,866,789	33,866,789	33,837,334		33,795,384		33,866,789	33,791,470
Period end common shares	33,866,789	33,866,789	33,866,789	33,866,789		33,803,823		33,866,789	33,808,823

PERFORMANCE RATIOS
Return on average assets	0.77%	0.81%	0.73%	0.61%		0.74%		0.77%	0.73%
Return on average equity	8.64%	8.78%	7.89%	6.54%		7.94%		8.44%	7.94%
Net interest margin (fully taxable equivalent)	2.92%	3.01%	3.07%	3.05%		3.04%		3.00%	3.08%
Efficiency ratio	72.12%	73.07%	79.36%	81.90%		77.97%		74.80%	78.94%
Full-time equivalent employees (period end)	347	347	351	355		352		347	352

ASSET QUALITY
Gross charge-offs	$170	$202	$78	$382		$120		$450	$294
Net charge-offs	$(285)	$(1)	$(718)	$67		$(330)		$(1,005)	$(1,581)
Net charge-offs to average loans (annualized)	-0.10%	0.00%	-0.26%	0.02%		-0.13%		-0.12%	-0.20%
Nonperforming loans	$4,211	$3,716	$9,811	$8,426		$8,425		$4,211	$8,425
Other real estate and repossessed assets	$25,671	$26,303	$27,076	$28,280		$28,801		$25,671	$28,801
Nonperforming loans to total loans	0.35%	0.33%	0.86%	0.75%		0.80%		0.35%	0.80%
Nonperforming assets to total assets	1.80%	1.86%	2.29%	2.32%		2.50%		1.80%	2.50%
Allowance for loan losses	$18,217	$18,181	$18,680	$18,962		$19,629		$18,217	$19,629
Allowance for loan losses to total loans	1.53%	1.61%	1.65%	1.70%		1.86%		1.53%	1.86%
Allowance for loan losses to nonperforming loans	432.61%	489.26%	190.40%	225.04%		232.99%		432.61%	232.99%

CAPITAL
Average equity to average assets	8.89%	9.18%	9.29%	9.40%		9.29%		9.11%	9.19%
Common equity tier 1 to risk weighted assets (Consolidated)	10.54%	10.87%	10.74%	N/	A	N/	A	10.54%	N/	A
Tier 1 capital to average assets (Consolidated)	11.34%	11.70%	11.90%	11.61%		11.55%		11.34%	11.55%
Total capital to risk-weighted assets (Consolidated)	14.61%	15.09%	14.97%	15.55%		16.27%		14.61%	16.27%
Common equity tier 1 to risk weighted assets (Bank)	12.98%	13.44%	13.31%	N/	A	N/	A	12.98%	N/	A
Tier 1 capital to average assets (Bank)	11.03%	11.38%	11.57%	11.41%		11.36%		11.03%	11.36%
Total capital to risk-weighted assets (Bank)	14.23%	14.69%	14.57%	15.27%		15.98%		14.23%	15.98%
Tangible common equity to assets	9.03%	9.09%	9.05%	9.05%		9.49%		9.03%	9.49%

END OF PERIOD BALANCES
Total portfolio loans	$1,192,878	$1,130,024	$1,135,311	$1,118,483		$1,054,788		$1,192,878	$1,054,788
Earning assets	1,527,714	1,480,839	1,471,945	1,442,651		1,355,635		1,527,714	1,355,635
Total assets	1,659,339	1,618,014	1,610,209	1,583,845		1,489,664		1,659,339	1,489,664
Deposits	1,366,849	1,327,813	1,320,516	1,306,325		1,216,089		1,366,849	1,216,089
Total shareholders' equity	149,733	146,843	145,581	142,519		140,469		149,733	140,469

AVERAGE BALANCES
Total portfolio loans	$1,155,339	$1,138,880	$1,120,395	$1,072,585		$1,043,774		$1,138,333	$1,040,644
Earning assets	1,532,562	1,460,025	1,415,643	1,373,157		1,358,219		1,469,838	1,348,701
Total assets	1,667,736	1,594,365	1,550,377	1,508,441		1,497,386		1,604,589	1,489,249
Deposits	1,376,257	1,302,349	1,271,228	1,232,343		1,224,041		1,316,996	1,217,721
Total shareholders' equity	148,214	146,404	144,062	141,720		139,107		146,242	136,936